Sharon D. Mitchell, Attorney at Law
SD Mitchell & Associates, PLC
57492 Onaga Trail ∙ Yucca Valley, California 92284
829 Harcourt Rd. ∙ Grosse Pointe Park, Michigan 48230
 (248) 515-6035 (Phone) (248) 751-6030 (Facsimile) sharondmac2013@gmail.com

*Admitted in Michigan

8 July 2022

Emaginos, Inc.
13428 Maxella Avenue, #144
Marina del Rey, California 90292

Re:  Form 1-A-POS First Post Qualification Amendment to Offering Circular

Gentlemen:

We have acted as counsel to Emaginos, Inc., a Virginia corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a First Post Qualification Amendment to Offering Statement on Form 1-A (the “Offering Statement”) pursuant to Regulation A promulgated under the Securities Act of 1933, as amended (the “Act”), for qualification for exemption from registration of 12,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share.

This opinion letter is being prepared and delivered pursuant to the requirements of Item 17(12) of Form 1-A under the Act.

As counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon assurances of officers of the Company as to factual matters without having independently verified such factual matters.  We are licensed in the State of Michigan and do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the state of Michigan, the federal laws of the United States, and the Corporate Laws of the State of Virginia, and express no opinion with respect to any other laws.

Without limiting the generality of the foregoing, in my examination, we have assumed without independent verification, that (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

Emaginos, Inc.
Re: Form 1-A-POS First Post Qualification Amendment
  to Offering Circular
8 July 2022

Based on the above, and subject to the limitations, exceptions and exclusions set forth herein, it is our opinion that issuance of the Shares has been duly authorized by the Company, and, when issued and paid for in accordance with the terms of the Subscription Agreement and the First Post Qualification Amendment to Offering Statement, the Shares will be validly issued, fully paid and nonassessable.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.  We express no opinion or confirmation as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).

This opinion is for your benefit in connection with the Form 1-A-POS First Post Qualification Amendment to Offering Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the First Post Qualification Amendment to Offering Statement and to the reference to our firm in the First Post Qualification Amendment to Offering Statement under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

With best regards,

/s/Sharon D. Mitchell
Sharon D. Mitchell